[LETTERHEAD OF SONNENSCHEIN NATH & ROSENTHAL LLP]



                                                     September 6, 2005


Medis Technologies Ltd.
805 Third Avenue
New York, New York 10022

          Re:  Registration Statement on Form S-3, as Amended
               Under the Securities Act of 1933
               ----------------------------------------------

Ladies and Gentlemen:

     In our capacity as counsel to Medis Technologies Ltd., a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S-3, as amended ("Registration Statement"), being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), covering (i) 2,018,875 shares of common stock, par value $.01 per share, of the Company ("Common Stock") for the respective accounts of selling stockholders and (ii) up to 295,666 shares of Common Stock issuable upon exercise of outstanding warrants (collectively, the "Shares").

     In that connection, we have examined the Restated Certificate of Incorporation and Restated By-Laws of the Company, both as amended to date, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Shares and such other instruments and documents as we have deemed relevant under the circumstances.

     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

     Based upon the subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized and issued, and are fully paid and non-assessable.

     We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. We do not, by giving such consent, admit that we are within the category of persons whose consent is required under Section 7 of the Act.

                                         Very truly yours,

                                         SONNENSCHEIN NATH & ROSENTHAL LLP



                                         By:  /s/ Ira I. Roxland
                                             -----------------------------
                                              A Member of the Firm